EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-190389 of Tandy Leather Factory, Inc. of our report dated June 21, 2021, relating to our audit of the consolidated financial statements of Tandy Leather Factory, Inc., as of and for the years ended December 31, 2019, 2018 and 2017 appearing in this Form 10-K.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
June 22, 2021

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